Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of November 29, 2010 by and among SPECTRA ENERGY PARTNERS, LP, a Delaware limited partnership, successor-by-merger to Spectra Energy Partners OLP, LP (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as the Agent, and the Lenders party hereto.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement dated as of May 24, 2007, as amended by First Amendment to Credit Agreement dated September 30, 2007 (as amended, the “Original Credit Agreement”), for the purposes and consideration therein expressed, pursuant to which the Lenders committed to make and have made Loans thereunder; and
     WHEREAS, pursuant to Section 2.11 of the Original Credit Agreement, the Borrower has requested additional term loans; and
     WHEREAS, in connection with such additional term loans, the Borrower, the Agent and the Lenders party hereto desire to amend the Original Credit Agreement as provided herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the outstanding Loans and Loans, including the additional term loans, which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I. — Definitions and References
     § 1.1. Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.
     § 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
          “Amendment” means this Second Amendment to Credit Agreement.
          “Amendment Documents” means this Amendment and the Series 2 Term Notes.
          “Credit Agreement” means the Original Credit Agreement as amended hereby.

ARTICLE II. — Amendments to Original Credit Agreement
     § 2.1. Definitions.
     (a) The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:
     “Account Control Agreement” means (i) the Cash Collateral Agreement and Securities Account Control Agreement dated July 2, 2007 among SunTrust Bank, as safekeeping intermediary, SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as securities intermediary, Borrower, as successor-in-interest to Spectra Energy Partners OLP, LP, and Agent, as amended, (ii) the Securities Account Control Agreement dated July 2, 2007 among KeyBanc Capital Markets, Inc., Borrower, as successor-in-interest to Spectra Energy Partners OLP, LP, and Agent, as amended, and (iii) the Account Control Agreement dated as of the Second Amendment Effective Date among Wells Fargo Securities LLC, Borrower and Agent.
     “Agency Service Address” means Wells Fargo Bank, National Association, as Agent, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, or such other address as may be identified by written notice from the Agent to the Borrower and the Lenders.
     “Agent” means Wells Fargo Bank, National Association, successor-by-merger to Wachovia Bank, National Association, and any successors and assigns in such capacity.
     “Base Rate” means, for any day, the rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect on such day and (c) with respect to Term Loans made on or after the Second Amendment Effective Date, the LIBOR Market Index Rate in effect on such day plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or, with respect to Term Loans made on or after the Second Amendment Effective Date, the LIBOR Market Index Rate, shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate, respectively.
     “Borrower” means Spectra Energy Partners, LP, a Delaware limited partnership, successor-by-merger to Spectra Energy Partners OLP, LP.
     “Cash Collateral Account” means, collectively (i) Safekeeping Account No. 476001743 with SunTrust Bank, as safekeeping intermediary under the Account Control Agreement; (ii) Securities Account No. 476001472 with SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as securities intermediary under the Account Control Agreement; (iii) Securities Account No. 88574661 with KeyBanc Capital Markets, Inc. as intermediary; and (iv) an account of the Borrower established and maintained with Wells Fargo Securities LLC identified by account number in the certificate to be delivered pursuant to Section 3.1(k) of the Second Amendment.
     “Credit Exposure” means, as applied to each Lender (a) at any time prior to the termination of the Commitments, the sum of (i) Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (ii) the Series 2 Term Loan Commitment Percentage of such Lender multiplied by the principal balance of the outstanding Series 2 Term

Loans and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender’s Participation Interest in the face amount of outstanding Letters of Credit and Swingline Loans.
     “Credit Parties” means the Borrower.
     “Effective Date” means July 2, 2007.
     “Intermediary” means, either (i) collectively, SunTrust Bank, as safekeeping intermediary and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as securities intermediary, or any successors thereto, (ii) KeyBanc Capital Markets Inc., or any successor thereto, or (iii) Wells Fargo Securities LLC, or any successor thereto, in each case under the Account Control Agreement to which it is a party.
     “Permitted Cash Collateral” means each of the following instruments and securities to the extent having maturities (for purposes of this definition, “maturities” shall mean (i) weighted average life for asset-backed securities, mortgage-backed securities, commercial mortgage-backed securities and collateralized mortgage obligations, and the next reset date for auction rate securities and (ii) with respect to mutual funds, the weighted average maturity of the investments it owns) not greater than 180 days from the date of acquisition thereof:
     (a) cash,
     (b) investments in money market mutual funds that are registered with the SEC and subject to Rule 2a-7 of the Investment Company Act of 1940 and have a net asset value of 1.0, provided, that in the event due to a Change in Law with respect to Rule 2a-7 such Rule 2a-7 ceases to require such funds to have a net asset value of 1.0, such funds shall comply with such alternate requirements as such Rule 2a-7 as revised may require.
     (c) U.S. Treasury Notes,
     (d) direct obligations of the United States and other obligations whose principal and interest is fully guaranteed by the United States,
     (e) money market instruments (including, but not limited to, commercial paper, banker’s acceptances, time deposits and certificates of deposits), other than instruments issued by affiliates of Lenders, rated A-1 by S&P or P-1 by Moody’s at the time of purchase,
     (f) obligations of corporations or other business entities (excluding structured obligations and obligations of any affiliates of Lenders) rated AAA by S&P, Aaa by Moody’s or AAA by Fitch at the time of purchase,
     (g) repurchase obligations that are collateralized no less than 100% (and, to the extent commercially available, not less than 102%) of market value (including accrued interest) by obligations of the U.S. government or one of its sponsored enterprises or agencies,

     (h) municipal obligations issued by any state of the United States of America or any municipality or other political subdivision of any such state rated AAA by S&P, Aaa by Moody’s or AAA by Fitch at the time of purchase, and
     (i) shares in bond mutual funds that are registered under the Investment Company Act of 1940 that invest solely in the items set forth in (a)-(h) above and rated AAA by S&P, Aaa by Moody’s or AAA by Fitch at the time of purchase, in each case above which is held in the Cash Collateral Account and is subject to the Account Control Agreement and in which the Agent has, on behalf of the Lenders, a first priority perfected security interest.
     Notwithstanding the above, at the time of purchase, no one issuer will be more than $30,000,000 of the value of the Permitted Cash Collateral. This rule excludes direct obligations of the United States, United States sponsored agencies and enterprises, money market funds, repurchase agreements and securities that have an effective maturity no longer than the next business day. United States sponsored agencies and enterprises are limited to the greater of 40% or $100,000,000 of the value of the Permitted Cash Collateral at time of purchase, per issuer. For purposes of calculating the amount of Permitted Cash Collateral on deposit in the Cash Collateral Account hereunder, Permitted Cash Collateral of an issuer that exceeds the $30,000,000 or the greater of 40% or $100,000,000 thresholds set forth above shall be excluded from such calculation.
     “Term Loans” means the initial Term Loans made in connection with Borrower’s initial public offering on the Effective Date and the 40-day period thereafter and the Series 2 Term Loans, and shall include additional term loans made pursuant to Section 2.11.
     “Term Loan Committed Amount” means the Series 2 Term Loan Committed Amount plus the committed amount of additional term loans made pursuant to Section 2.11.
     (b) Clause (a) of the definition of “Applicable Margin” set forth in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:
     (a) with respect to Series 2 Term Loans, (x) for Eurodollar Loans, 0.20% and (y) for Base Rate Loans, 0.00%.
     (c) Clause (b) of the definition of “Revolving Committed Amount” set forth in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows: “(b) the outstanding principal amount of any Term Loans that provide for an automatic increase in the aggregate amount of the Revolving Committed Amount upon any prepayment thereof”.
     (d) Section 1.1 of the Original Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order, to read as follows:
     “Revolving Lender” means each Lender with a Commitment with respect to the Revolving Committed Amount.

     “Second Amendment” means that certain Second Amendment to Credit Agreement dated November 29, 2010 among Borrower, Agent and the Lenders party thereto amending this Agreement.
     “Second Amendment Effective Date” has the meaning set forth in Section 3.1 of the Second Amendment.
     “Series 2 Term Loans” has the meaning specified in Section 2.1(b).
     “Series 2 Term Loan Commitment Percentage” means, for each Series 2 Term Loan Lender, the percentage identified as its Series 2 Term Loan Commitment Percentage opposite such Series 2 Term Loan Lender’s name on Schedule 1.1, as such percentage may be modified by assignment.
     “Series 2 Term Loan Committed Amount” means an amount not to exceed TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000.00).
     “Series 2 Term Loan Lender” means each Lender with a Commitment with respect to the Series 2 Term Loan Committed Amount.
     “Series 2 Term Loan Maturity Date” means the third anniversary of the Second Amendment Effective Date.
     “Series 2 Term Loan Note” means the promissory notes of the Borrower in favor of each of the Series 2 Term Loan Lenders evidencing the Series 2 Term Loans provided pursuant to Section 2.1(b), individually or collectively, as appropriate, as such notes may be amended or modified from time to time and substantially in the form of Exhibit 2.9(b).
     § 2.2. Series 2 Term Loans. Section 2.1(b) of the Original Credit Agreement is hereby amended in its entirety, to read as follows:
     (b) Series 2 Term Loans. Subject to the terms and conditions set forth herein, and in the Second Amendment, each Series 2 Term Loan Lender severally agrees to make term loans to the Borrower in Dollars, at any time and from time to time during the period from the Second Amendment Effective Date to forty (40) days following the Second Amendment Effective Date (each a “Series 2 Term Loan” and collectively, the “Series 2 Term Loans”); provided, however, that (a) the Borrower may not request more than two (2) draws with respect to the Series 2 Term Loans, one of which must be on the Second Amendment Effective Date, (b) the sum of the aggregate amount of Series 2 Term Loans outstanding shall not exceed the Series 2 Term Loan Committed Amount and (c) with respect to each individual Series 2 Term Loan Lender, such Series 2 Term Loan Lender’s pro rata share of outstanding Series 2 Term Loans shall not exceed such Series 2 Term Loan Lender’s Series 2 Term Loan Commitment Percentage of the Series 2 Term Loan Committed Amount. Any amounts remaining under the Series 2 Term Loan Committed Amount subsequent to the date forty (40) days after the Second Amendment Effective Date shall no longer be available and the Series 2 Term Loan Lenders shall have no further obligation to fund any additional Series 2 Term Loans. Once repaid, Series 2 Term Loans may not be reborrowed; provided, this Section 2.1(b) shall not limit Borrower’s right to request additional term loans pursuant to Section 2.11 hereof. The Series 2 Term Loans shall not automatically increase the aggregate amount of the Revolving Committed Amount pursuant to Section 2.10(b) upon any prepayment of such Series 2 Term Loans in connection with a Permitted Acquisition or capital expenditure as provided in Section 3.2(a)(iii).
     § 2.3. Funding of Revolving Loans and Term Loans. The reference to “Commitment Percentage of the requested Revolving Loans or Term Loans, as applicable” in the second sentence of Section 2.4 of the Original Credit Agreement is hereby amended to refer instead to “Commitment Percentage of the requested Revolving Loans or Series 2 Term Loan Percentage of the requested Series 2 Term Loans, as applicable”.
     § 2.4. Automatic Increases in Revolving Committed Amount. The reference to “in order to prepay the Term Loans” in the first sentence of Section 2.10(b) of the Original Credit Agreement is hereby amended to refer instead to “in order to prepay the Term Loans, other than the Series 2 Term Loans”.
     § 2.5. Extension of Maturity Date. The reference to “Required Lenders” in clause (i) of the second sentence of Section 2.10(c) of the Original Credit Agreement is hereby amended to refer instead to “Revolving Lenders whose aggregate Commitment Percentages constitute more than 50% of the aggregate Commitment Percentages of all Revolving Lenders at such time, excluding Commitment Percentages of any Defaulting Lenders”, and clause (ii) thereof is hereby amended in its entirety to read as follows: “(ii) on the Maturity Date as it existed immediately before such extension (A) the Commitments of the dissenting Lenders with respect to the Revolving Committed Amount are terminated (which termination shall be effective automatically), (B) all amounts owing to such dissenting Lenders (other than the outstanding principal of any Series 2 Term Loans and accrued but unpaid interest thereon) are paid in full (which payments shall not be subject to Section 3.6(a)), and (C) the total Commitments with respect to the Revolving Committed Amount are permanently reduced by an amount equal to such dissenting Lenders’ Commitments with respect thereto so terminated, except to the extent that the Commitments of the dissenting Lenders with respect thereto are replaced pursuant to Section 2.10(a) and/or one or more Lenders agree(s) to increase their respective Commitment(s) with respect thereto”.
     § 2.6. Extension of Series 2 Term Loan Maturity Date. Section 2.10 of the Original Credit Agreement is hereby amended by adding a new subsection (d) at the end thereof, to read as follows:
     (d) Extension of Series 2 Term Loan Maturity Date. The Borrower may make unlimited requests for one-year extensions of the Series 2 Term Loan Maturity Date by delivering a written request for same to the Agent no earlier than 30 days prior to the first anniversary of the Second Amendment Effective Date and no later than 30 days prior to the Series 2 Term Loan Maturity Date (or previously extended Series 2 Term Loan Maturity Date pursuant hereto). Any such extension shall be effective if (i) consented to by Series 2 Term Loan Lenders whose aggregate outstanding principal balance of Series 2 Term Loans constitutes more than 50% of the aggregate outstanding principal balance of Series 2 Term Loans of all Term Loan Lenders at such time within thirty (30) days after such request, (ii) on the Series 2 Term Loan Maturity Date as it existed immediately before such extension (A) all outstanding principal of any Series 2 Term Loans of the dissenting Series 2 Term Loan Lenders, and accrued but unpaid interest thereon, is repaid in full (which payments shall not be subject to Section 3.6(a), except to the extent that the Series 2 Term Loans of the dissenting Lenders are assigned pursuant to Section 11.3(b) to one or more new or existing Series 2 Term Loan Lenders that have consented to such extension, (B) all other amounts owing to such dissenting Lenders (other than the outstanding principal of any Revolver Loans and accrued but unpaid interest thereon) are paid in full (which payments shall not be subject to Section 3.6(a)), (iii) all conditions precedent for a Loan or the issuance of a Letter of Credit set forth in Section 5.2 have been satisfied, and (iv) the Borrower does not withdraw its request for such extension before the Series 2 Term Loan Maturity Date (or previously extended Series 2 Term Loan Maturity Date pursuant hereto).
     § 2.7. Series 2 Term Loan Maturity. Section 3.3 of the Original Credit Agreement is hereby amended in its entirety, to read as follows:
     3.3 Payment of Loans in full at Maturity.
     On the Maturity Date, the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest thereon, and all other sums (other than the outstanding principal of any Series 2 Term Loans and accrued but unpaid interest thereon) owing under this Credit Agreement shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2. On the Series 2 Term Loan Maturity Date, the entire outstanding principal balance of all Series 2 Term Loans, together with accrued but unpaid interest thereon and all other sums owing under this Credit Agreement, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.
     § 2.8. Pro Rata Sharing. The reference to “Commitment Percentages” in the first sentence of Section 3.6 of the Original Credit Agreement is hereby amended to refer instead to “Commitment Percentages or Series 2 Term Loan Commitment Percentages, as applicable”.
     § 2.9. Replacement of Lenders. The reference to “or does not consent to a request to extent the Maturity Date pursuant to Section 2.10(c)” in the second sentence of Section 4.5 of the Original Credit Agreement is hereby amended to refer instead to “or, if such Lender is a Revolving Lender, does not consent to a request to extend the Maturity Date pursuant to Section 2.10(c), or, if such Lender is a Series 2 Term Loan Lender, does not consent to a request to extend the Series 2 Term Loan Maturity Date pursuant to Section 2.10(d)”.
     § 2.10. Use of Proceeds. Section 7.7 of the Original Credit Agreement is hereby amended by adding a new sentence at the end thereof, to read as follows:
The proceeds of the Series 2 Term Loans shall be used to prepay outstanding loans under the Revolver or intercompany loans from its Affiliates and/or make cash distributions to Spectra Energy Corp. to the extent permitted by Section 8.8(c).
     § 2.11. Cash Collateral. Clauses (i), (ii) and (iii) of the proviso at the end of the first sentence of Section 7.13(c) of the Original Credit Agreement are hereby amended in their entirety to read as follows:
(i) if the terms of the Term Loans secured by such Cash Collateral provide that the aggregate amount of the Revolving Committed Amount shall automatically increase pursuant to Section 2.10(b) upon any prepayment of such Term Loans in connection with a Permitted Acquisition or capital expenditure as provided in Section 3.2(a), then the Revolving Committed Amount shall be automatically increased (without the consent of the Lenders),

(ii) in connection with any automatic increase in the Revolving Committed Amount pursuant to clause (i) above, a Revolving Loan shall be made to the Borrower, (iii) the proceeds of any such Revolving Loan made pursuant to clause (ii) above, or other cash, shall be applied to prepay the principal amount of the Term Loans in an amount equal to the amount of Cash Collateral liquidated or withdrawn,
     § 2.12. Investments. Section 8.7(a) of the Original Credit Agreement is hereby amended by adding the following at the end thereof: “or in the form of Permitted Cash Collateral deposited with Intermediary in the Cash Collateral Account as required pursuant to Section 7.13(b) in order to secure the Term Loans, in an amount up to the Required Collateral Amount”.
     § 2.13. Restricted Payments. Section 8.8(c) of the Original Credit Agreement is hereby amended in its entirety to read as follows:
     (c) cash distributions may be made with the proceeds of Term Loans and equity offerings, in each case in connection with transfers of assets from Spectra Energy Corp and/or its Affiliates to the Borrower and/or its Subsidiaries; provided, the amount of such distributions shall be less than or equal to the fair market value of the assets (net of any consideration given by the Borrower with respect to such assets) contributed to the Borrower in connection therewith, as determined by the Borrower in good faith;
     § 2.14. Lender Indemnification. The reference to “ratably according to its Commitment Percentage” in the first sentence of Section 10.7 of the Original Credit Agreement is hereby amended to refer instead to “ratably according to its Credit Exposure”.
     § 2.15. Commitment Percentages. As contemplated in Section 2.11 of the Original Credit Agreement with respect to additional Term Loans, Schedule 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 1.1 attached hereto.
     § 2.16. Form of Series 2 Term Note. Exhibit 2.9(b) to the Original Credit Agreement is hereby amended in its entirety to read as set forth on Exhibit 2.9(b) attached hereto.
     § 2.17. New Lender. Upon its execution and as of the effectiveness hereof, Morgan Stanley Senior Funding, Inc. shall be a party to the Credit Agreement and shall have the rights and obligations of a Series 2 Term Loan Lender thereunder.
ARTICLE III. — Conditions of Effectiveness
     § 3.1. Second Amendment Effective Date. This Amendment shall become effective on the date on or prior to January 14, 2011 on which the conditions set forth in this Section 3.1 shall have been fulfilled (or waived in the sole discretion of the Series 2 Term Loan Lenders) (the “Second Amendment Effective Date”):
     (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of (i) this Amendment, (ii) the Series 2 Term Notes, and (iii) all other Credit Documents, each in form and substance acceptable to the Lenders.
     (b) Organizational Documents. Receipt by the Agent of the following:

     (i) Partnership Documents. With respect to the Borrower, a copy of the partnership agreement of the Borrower, together with all amendments thereto certified to be true and complete by the appropriate Governmental Authority of the State of organization of the Borrower and certified by an Authorized Officer of the Borrower to be true and correct as of the Second Amendment Effective Date.
     (ii) Resolutions. Copies of resolutions, as appropriate, approving and adopting the Amendment Documents to which Borrower is a party, the transactions contemplated therein and authorizing execution and delivery thereof and certified by an Authorized Officer of the Borrower to be in full force and effect as of the Second Amendment Effective Date.
     (iii) Good Standing. Copies of certificates of good standing, existence or their equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the State of organization of the Borrower.
     (iv) Incumbency. An incumbency certificate certified by an Authorized Officer of the Borrower to be true and correct as of the Second Amendment Effective Date.
     (c) Opinion of Counsel. Receipt by the Agent of an opinion from legal counsel to the Borrower, addressed to the Agent on behalf of the Lenders and dated as of the Second Amendment Effective Date, in form and substance satisfactory to the Agent.
     (d) Collateral. Receipt by the Agent of (i) Permitted Cash Collateral with a value of not less than the Required Collateral Amount, calculated after giving effect to the making of the Series 2 Term Loans on the Second Amendment Effective Date and (ii) such other documentation and information as required herein or by the Collateral Documents.
     (e) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lenders and the Agent.
     (f) Litigation; Environmental. As of the Second Amendment Effective Date: (i) there shall be no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or threatened against the Borrower which are likely to be decided adversely to the Borrower and if so decided would have a Material Adverse Effect, and (ii) except as would not reasonably be expected to result in a Material Adverse Effect: (A) each of the real properties owned or leased by the Borrower (the “Properties”) and all their operations at the Properties are in compliance with all applicable Environmental Laws, (B) there is no receipt of notice regarding violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower (the “Businesses”), and (C) there are no conditions relating to the Businesses that would reasonably be expected to give rise to a liability under any applicable Environmental Laws.
     (g) Material Adverse Effect. As of the Second Amendment Effective Date, no event or condition shall have occurred since the Effective Date that would have or would be reasonably expected to have a Material Adverse Effect.

     (h) Certificate. The Agent shall have received a certificate or certificates executed by an Approved Officer of the Borrower, as of the Second Amendment Effective Date stating that (i) the Borrower is in compliance with all existing financial obligations, unless such non-compliance would not have a Material Adverse Effect, (ii) no action, suit, investigation or proceeding is pending or, to such officer’s knowledge, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding is likely to be adversely determined and if adversely determined would be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered to the Agent on or before the Second Amendment Effective Date were prepared in good faith and in accordance with GAAP and present fairly in all material respects on a pro forma basis the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period, with a calculation of the Consolidated Leverage Ratio, based upon the Borrower’s financial statements as of the most recent Fiscal Quarter delivered pursuant to Section 5.1(f) hereof, after giving effect to the Series 2 Term Loans and identifying the Cash Collateral Accounts by name and account number, (iv) all consents and approvals of board of directors, equity holders, general partners, Governmental Authorities and third parties necessary in connection with the Credit Documents have been obtained, and (v) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein and therein to occur on such date, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on and as of the date made.
     (i) Other. Receipt by the Series 2 Term Loan Lenders of such other documents, instruments, agreements or information as reasonably requested by any Series 2 Term Loan Lender.
     (j) Minimum Series 2 Term Loan Commitments. The aggregate amount of Commitments with respect to the Series 2 Term Loans of all Series 2 Term Loan Lenders on the Second Amendment Effective Date shall be not less than $165,000,000.
ARTICLE IV. — Representations and Warranties
     § 4.1. Representations and Warranties of Borrower. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders that each of the following statements is true and correct on the date hereof and as of the Second Amendment Effective Date:
     (a) The representations and warranties made by the Credit Parties in the Credit Agreement (other than as set forth in Section 6.12 and 6.14 thereof) are true and correct in all material respects at and as if made as of the date hereof and at and as of the Second Amendment Effective Date (except to the extent such representations and warranties expressly and exclusively relate to an earlier date).
     (b) Neither the execution and delivery of the Amendment Documents, nor the consummation of the transactions contemplated herein and therein, nor performance of and compliance with the terms and provisions hereof and thereof by any Credit Party will (a) violate or conflict with any provision of its organizational documents or bylaws, (b) violate, contravene or conflict with any law, regulation (including without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, except as would not be reasonably expected to adversely affect any Credit Party’s ability to timely pay or perform the Obligations, or the validity or enforceability of the material terms of any Credit Document, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, except as would not be reasonably to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties other than the Liens under the Credit Agreement and under the Collateral Documents.
     (c) Each Credit Party (a) has the requisite power and authority to execute, deliver and perform this Amendment and the other Amendment Documents and to incur the obligations herein and therein provided for and (b) has been authorized by all necessary corporate, partnership or limited liability company action to execute, deliver and perform this Amendment and the other Amendment Documents.
     (d) This Amendment and the other Amendment Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party which is a party thereto enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.
     (e) No Default or Event of Default exists or is continuing either prior to or after giving effect hereto.
     (f) Since the Effective Date, there has been no event or circumstance that, either individually or collectively, has had or would reasonably be expected to have a Material Adverse Effect.
ARTICLE V. — Miscellaneous
     § 5.1. Ratification of Agreement. The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Credit Documents shall be deemed to refer to this Amendment also. The Credit Documents, as they may be affected hereby, to which the Borrower is a party, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent, or any Lender under the Credit Agreement or any other Credit Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Documents.
     § 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument, as applicable, delivered by the Borrower hereunder or under the Credit Agreement to the Agent and/or the Lenders shall be deemed to constitute representations and warranties by, or agreements and covenants of, the Borrower under this Amendment and under the Credit Agreement.

     § 5.3. Credit Documents. This Amendment and each other Amendment Document is a Credit Document, and all provisions in the Credit Agreement pertaining to Credit Documents apply hereto and thereto.
     § 5.4. Governing Law. THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     § 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed by facsimile or other electronic transmission.
     § 5.6. Entirety. This Amendment together with the other Amendment Documents and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG LENDERS, AGENT AND BORROWER.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

SPECTRA ENERGY PARTNERS, LP, Borrower
By:	Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC

By:	/s/ Laura Buss Sayavedra
	Name:	Laura Buss Sayavedra
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Agent
By:	/s/ Christina Faith
	Name:	Christina Faith
	Title:	Director

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association
	By:	/s/ Christina Faith
		Name:	Christina Faith
		Title:	Director

CITIBANK, N.A., as a Lender
By:	/s/ John Miller
	Name:	John Miller
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Juan Javellana
	Name:	Juan Javellana
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Lender
By:	/s/ Brian Williams
	Name:	Brian Williams
	Title:	Vice President

SUNTRUST BANK, as a Lender
By:	/s/ Gregory C. Magnuson
	Name:	Gregory C. Magnuson
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ William W. Stevenson
	Name:	William W. Stevenson
	Title:	Vice President

BARCLAYS BANK PLC, as a Lender
By:	/s/ Kevin Cullen
	Name:	Kevin Cullen
	Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Lender
By:	/s/ William S. Rogers
	Name:	William S. Rogers
	Title:	Authorized Signatory

CREDIT SUISSE, as a Lender
By:	/s/ Ari Bruger
	Name:	Ari Bruger
	Title:	Vice President

By:	/s/ Rahul Parmar
	Name:	Rahul Parmar
	Title:	Associate

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:	/s/ Philippe Sandmeier
	Name:	Philippe Sandmeier
	Title:	Managing Director

By:	/s/ Ming K Chu
	Name:	Ming K. Chu
	Title:	Vice President

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Jason S. York
	Name:	Jason S. York
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender
By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ April Varner-Nanton
	Name:	April Varner-Nanton
	Title:	Director

THE ROYAL BANK OF SCOTLAND, N.V., formerly known as ABN AMRO Bank N.V., as a Lender
By:	/s/ Michael Costello
	Name:	Michael Costello
	Title:	Director

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kevin D. Smith
	Name:	Kevin D. Smith
	Title:	Senior Vice President

Schedule 1.1
Commitment Percentages

				Series 2
			Series 2	Term Loan
	Revolving	Commitment	Term Loan	Commitment
Name of Lender	Commitment	Percentage	Commitment	Percentage
Wells Fargo Bank, National Association	$38,500,000	7.700000%	$37,125,000	13.500000%
Citibank, N.A.	$44,500,000	8.900000%	$37,125,000	13.500000%
Credit Suisse	$42,000,000	8.400000%	$13,750,000	5.000000%
Barclays Bank PLC	$37,000,000	7.400000%	$37,125,000	13.500000%
Morgan Stanley Bank, N.A.	$36,000,000	7.200000%	—	—
Morgan Stanley Senior Funding, Inc.	—	—	$37,125,000	13.500000%
The Royal Bank of Scotland N.V., formerly known as ABN AMRO Bank N.V.	$31,000,000	6.200000%	—	—
Bank of America, N.A.	$31,000,000	6.200000%	$37,125,000	13.500000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$31,000,000	6.200000%	—	—
Deutsche Bank AG	$31,000,000	6.200000%	$13,750,000	5.000000%
JPMorgan Chase Bank, N.A.	$31,000,000	6.200000%	$37,125,000	13.500000%
The Royal Bank of Scotland plc	$31,000,000	6.200000%	—	—
SunTrust Bank	$31,000,000	6.200000%	—	—
UBS Loan Finance LLC	$31,000,000	6.200000%	$13,750,000	5.000000%
Merrill Lynch Bank USA	$31,000,000	6.200000%	—	—
KeyBank, National Association	$20,000,000	4.000000%	—	—
Royal Bank of Canada	$3,000,000	0.600000%	$11,000,000	4.000000%

Total	$500,000,000	100%	$275,000,000	100%

EXHIBIT 2.9(b)
FORM OF SERIES 2 TERM LOAN NOTE
____________, ____
     FOR VALUE RECEIVED, SPECTRA ENERGY PARTNERS, LP, a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of                      (the “Lender”), at the office of Wells Fargo Bank, National Association, successor-by-merger to Wachovia Bank, National Association (the “Agent”) as set forth in that certain Credit Agreement, dated as of May 24, 2007 among Borrower, as successor-by-merger to Spectra Energy Partners OLP, LP, the Lenders identified therein (including the Lender) and Agent (as amended or otherwise modified from time to time, the “Credit Agreement”), the aggregate unpaid principal amount of the Series 2 Term Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Series 2 Term Loan, at such office, in like money and funds, for the period commencing on the date of such Series 2 Term Loans until such Series 2 Term Loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
     This Note is one of the Series 2 Term Loan Notes referred to in the Credit Agreement and evidences the Series 2 Term Loans made by the Lender thereunder. The Lender shall be entitled to the benefits of the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.
     The Credit Agreement provides for the acceleration of the maturity of the Series 2 Term Loans evidenced by this Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of the Series 2 Term Loans upon the terms and conditions specified therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.
     Except as permitted by Section 11.3(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

SPECTRA ENERGY PARTNERS, LP, Borrower
By:	Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC

By:
Name:
Title: